EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form S-8 Nos. 333-153758, 333-150720, 333-131945, 333-108790, 333-104732, 333-62566, and 333-176534 of our report dated December 29, 2009, relating to the consolidated financial statements of American Pacific Corporation appearing in this Annual Report on Form 10-K of American Pacific Corporation for the year ended September 30, 2011.

/s/ Deloitte & Touche LLP Las Vegas, Nevada
December 16, 2011